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As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-174830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MATTRESS FIRM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5712 (Primary Standard Industrial Classification Code Number)	20-8185960 (I.R.S. Employer Identification Number)

5815 Gulf Freeway
Houston, Texas 77023
(713) 923-1090
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

R. Stephen Stagner
President and Chief Executive Officer
Mattress Firm Holding Corp.
5815 Gulf Freeway
Houston, Texas 77023
(713) 923-1090
(Name and address, including zip code, of agent for service)

Copies to:
Andrew J. Terry Ropes & Gray LLP 111 South Wacker Drive, 46th Floor Chicago, Illinois 60606 Telephone: (312) 845-1200 Facsimile: (312) 845-5500	Gene G. Lewis Charles L. Strauss Fulbright & Jaworski L.L.P. Fulbright Tower 1301 McKinney, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5151 Facsimile: (713) 651-5246

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 is being filed solely to file Exhibits 10.7, 10.8, 10.9, 10.13, 10.14, 10.15, 10.16, 10.17 and 10.18 to this Registration Statement (Registration No. 333-174830), and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Item 13, 14, 15, 16 (other than as will result from filing of the exhibits included herein) or 17 of Part II of this Registration Statement. Accordingly, such prospectus and Items 13, 14, 15, 16 and 17 of Part II have not been included herein.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 8th day of July, 2011.

MATTRESS FIRM HOLDING CORP. (Registrant)
By:	/s/ R. STEPHEN STAGNER
	Name:	R. Stephen Stagner
	Title:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ R. STEPHEN STAGNER R. Stephen Stagner		President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2011
/s/ JAMES R. BLACK James R. Black		Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2011
* John W. Childs		Director	July 8, 2011
* Adam L. Suttin		Director	July 8, 2011
* David A. Fiorentino		Director	July 8, 2011
* William E. Watts		Director	July 8, 2011
* Frederick C. Tinsey III		Director	July 8, 2011
*By:	/s/ JAMES R. BLACK James R. Black As Attorney-in-Fact

 EXHIBIT LIST

Exhibit Number		Exhibit Title
1.1	**	Form of Underwriting Agreement

3.1	**	Form of Amended and Restated Certificate of Incorporation of Mattress Firm Holding Corp.

3.2	**	Form of Amended and Restated Bylaws of Mattress Firm Holding Corp.

4.1	**	Form of Specimen Common Stock certificate of Mattress Firm Holding Corp.

4.2	**	Form of Registration Rights Agreement between Mattress Firm Holding Corp. and certain equity holders of Mattress Holdings, LLC

5.1	**	Opinion of Ropes & Gray LLP

10.1	**	Form of Mattress Firm Holding Corp. 2011 Long-Term Incentive Plan

10.2	**†	Amended and Restated Employment Agreement of R. Stephen Stagner, dated February 3, 2010

10.3	**†	Employment Agreement of James R. Black, dated January 18, 2007

10.4	**†	Employment Agreement of Stephen G. Fendrich, dated September 24, 2010

10.5	**†	Offer Letter and Employment, Confidentiality and Non-Competition Agreement of George McGill, dated June 5, 2009 and June 8, 2009, respectively

10.6	**†	Offer Letter and Employment, Confidentiality and Non-Competition Agreement of Bruce Levy, dated December 12, 2008

10.7		Credit Agreement, dated as of January 18, 2007, as amended and restated as of February 16, 2007, among Mattress Holding Corp., as Borrower, Mattress Holdco, Inc. and the other guarantors party thereto, the lenders party thereto and UBS Securities LLC, as Sole Arranger, Sole Bookmanager and Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, UBS Loan Finance LLC, as Swingline Lender, and Amegy Bank National Association, as Documentation Agent

10.8		Amendment No. 1, dated as of June 28, 2011, to the Credit Agreement, dated as of January 18, 2007, as amended and restated as of February 16, 2007 and amended by the Term Loan Increase Joinder dated October 24, 2007, among Mattress Holding Corp., Mattress Holdco, Inc., the lenders party thereto, the subsidiary guarantors party thereto, UBS Securities LLC, and UBS AG, Stamford Branch

10.9		Amended and Restated Loan Agreement, dated as of March 20, 2009, among Mattress Intermediate Holdings, Inc., as Borrower, The Lenders party thereto and TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent

10.10	**	Amended Management Agreement, entered into as of March 20, 2009 by and between J.W. Childs Associates, L.P., Mattress Intermediate Holdings, Inc., Mattress Holding Corp., and Mattress Firm, Inc.

10.11	**	Form of Officer Indemnification Agreement

10.12	**	Form of Director Indemnification Agreement

10.13	+	Simmons Dealer Incentive Agreement between Simmons Bedding Company and Mattress Firm, Inc., dated June 1, 2010

10.14	+	Product Supply Agreement between Sealy Mattress Company and Mattress Firm, Inc., dated January 1, 2009

10.15	+	Amendment to 2009 Agreement between Sealy Mattress Company and Mattress Firm, Inc., dated November 30, 2010

Exhibit Number		Exhibit Title

10.16	+	Stearn & Fosters Product Supply Agreement between Sealy Mattress Company and Mattress Firm, Inc., dated April 1, 2009

10.17	+	First Amendment to Product Supply Agreement between Sealy Mattress Company and Mattress Firm, Inc., dated May 1, 2009

10.18		Amended and Restated Retailer Agreement between Mattress Holding Corp., including its subsidiaries, and Tempur-Pedic North America, LLC, dated July 7, 2011

21.1	*	Subsidiaries of Mattress Firm Holding Corp.

23.1	*	Consent of Grant Thornton LLP

23.2	**	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	*	Powers of Attorney (included in signature page)

*
Previously filed.

**
To be filed by amendment.

†
Indicates management contracts or compensatory plans or arrangements in which our executive officers or directors participate.

+
Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and separately filed with the Securities and Exchange Commission.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT LIST